Exhibit 3.4
CORPORATE CHARTER
I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SMSA TREEMONT ACQUISITION CORP., did on May 3, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 4, 2010.
/s/ Ross Miller ROSS MILLER
Secretary of State
Certified By: A Frieser
Certificate Number C20100504-0071
You may verify this certificate
online at http://www.nvsos.gov/

ROSS MILLER	Filed in the office of	Document Number
Secretary of State		20100302584-85
204 North Carson Street, Suite 4	/s/ Ross Miller	Filing Date and Time
Carson City, Nevada 89701-4520	Ross Miller	05/03/2010 1:55 PM
(775) 684 5708	Secretary of State	Entity Number
Website: www.nvsos.gov	State of Nevada	E0210912010-9

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SMSA Treemont Acquisition Corp.

2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent The Corporation Trust Company of Nevada Name
	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)
The Corporation Trust Company of Nevada
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
	6100 Neil Road, Suite 500	Reno	Nevada	89511
	Street Address	City		Zip Code
Nevada

	Mailing Address (if different from street address)	City		Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Shares with par value: 110,000,00	Par value per share: $0.001	Number of shares without par value: -0-

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Timothy P. Halter
Name
	174 FM 1830	Argyle	TX	76226
	Street Address	City	State	Zip Code
2)

Name

	Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any and all lawful activity as provided by the laws of the State of Nevada.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)
	Timothy P. Halther	/s/
	Name	Incorporator Signature
	174 FM 1830	Argyle	TX	76226
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:	I herby accept appointment as Registered Agent for the above named Entity.
	/s/		5/3/10

	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09
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